As filed with the Securities and Exchange Commission on December 20, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHOLE FOODS MARKET, INC.

(Exact name of Registrant as specified in its charter)

Texas	74-1989366
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

550 Bowie Street
Austin, Texas 78703
(512) 477-4455

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glenda Flanagan

Executive Vice President and Chief Financial Officer

Whole Foods Market, Inc.
550 Bowie Street
Austin, Texas 78703
(512) 477-4455

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. David Kirkland, Jr.

Shawn McLean Shillington
Baker Botts L.L.P.
98 San Jacinto Boulevard, Suite 1500
Austin, Texas 78701

(512) 322-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

                        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, no par value	13,909,857	(2)	(2)	$6,250.02

(1)

This registration statement is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), and includes solely 13,909,857 unsold shares of common stock that were previously covered by Registration Statement No. 333-156384, filed on December 22, 2008, which is scheduled to expire on December 22, 2011. Pursuant to Rule 416 under the Securities Act, the common stock offered by this registration statement shall be deemed to cover such additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)

A filing fee of $6,250.02 relating to the 13,909,857 unsold shares was previously paid in connection with Registration Statement No. 333-156384 and, under Rule 415(a)(6) of the Securities Act, will continue to apply to the unsold shares covered by this registration statement. The offering of the unsold shares under Registration Statement No. 333-156384 will be deemed terminated as of the date of this registration statement.

PROSPECTUS

WHOLE FOODS MARKET, INC.

Up to 13,909,857 Shares of Common Stock

This prospectus relates to resales of up to 13,909,857 shares of our common stock, all of which were previously covered by Registration Statement No. 333-156384 filed on December 22, 2008.  These shares of common stock may be resold from time to time by and for the accounts of the selling shareholders named in this prospectus.

On December 2, 2008, we issued 425,000 shares of our Series A 8% Redeemable, Convertible Exchangeable Participating Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), to affiliates of Leonard Green & Partners, L.P., for approximately $413.1 million, net of approximately $11.9 million in closing and issuance costs. On November 26, 2009, the holders of the Series A Preferred Stock converted all outstanding shares of Series A Preferred Stock into approximately 29.7 million shares of our common stock, including the shares offered by this prospectus.

The methods of resale of the common stock offered hereby are described under the heading “Plan of Distribution.” We will receive none of the proceeds from such resales.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “WFM”. The last reported sale price of our common stock on December 19, 2011 was $66.06 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission, or the SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

December 20, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the SEC.  The selling shareholders may resell, at any time and from time to time, in one or more offerings, the common stock offered by this prospectus.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the common stock offered, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information.”

You should read this prospectus and any additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus or any free writing prospectus we may authorize to be delivered to you. We and the selling shareholders have not provided, and have not authorized anyone else to provide, you with different or additional information. We and the selling shareholders are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our common stock.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements made in this prospectus or incorporated in this prospectus, other than statements of historical fact, that address activities, events or developments that we expect or anticipate may occur in the future, including statements regarding general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition, our future economic performance, store openings, operating margins, the availability of acceptable real estate locations for new stores and the sufficiency of our cash balances and cash generated from operating and financing activities for our future liquidity and capital resources needs, are forward-looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).  Also, when we use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably” or similar expressions, we are making forward-looking statements.

These forward-looking statements are based on assumptions concerning risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include general business conditions, the timely development and opening of new stores, the integration of acquired stores, the impact of competition and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 25, 2011.

Some of these and other risks and uncertainties that could cause actual results to differ materially from such forward-looking statements are more fully described under the heading “Risk Factors” in the documents incorporated by reference.  Except as may be required by applicable law, these statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand an investment in our common stock fully, you should read this entire prospectus carefully, including the risk factors under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on November 23, 2011 and the other documents incorporated by reference into this prospectus.

About Us

We are the world’s leading retailer of natural and organic foods and America’s first national “Certified Organic” grocer. Unless otherwise specified, references to “Whole Foods Market,” “Company,” or “We” in this Report include the Company and its consolidated, wholly owned subsidiaries. Our Company mission is to promote the vitality and well-being of all individuals by supplying the highest quality, most wholesome foods available. Since the purity of our food and the health of our bodies are directly related to the purity and health of our environment, our core mission is devoted to the promotion of organically grown foods, healthy eating, and the sustainability of our entire ecosystem. Through our growth, we have had a significant and positive impact on the natural and organic foods movement throughout the United States, helping lead the industry to nationwide acceptance over the last 31 years.

Whole Foods Market, Inc. is a Texas corporation incorporated in 1980. We are based in Austin, Texas and conduct business through various wholly owned subsidiaries.  We completed our initial public offering in January 1992. Our common stock is listed on the NASDAQ Global Select Market under the symbol “WFM”. Our principal business offices are located at 550 Bowie Street, Austin, Texas 78703 and our telephone number is (512) 477-4455.

RISK FACTORS

An investment in our common stock involves risks.  You should consider carefully, among other things, the following information about these risks together with the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on November 23, 2011 and in other documents that we include or incorporate by reference into this prospectus, before investing in shares of our common stock.  These risks could have a material adverse effect on our business, financial condition, liquidity and results of operations and the market price of the common stock.

Sales of our common stock may cause the stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.  In addition, sale of these shares of common stock could impair our ability to raise capital, should we wish to do so, through a sale of additional capital stock. As of the close of business on December 16, 2011, we had 179,842,139 shares of our common stock outstanding.  Up to 13,909,857 shares of our common stock may be sold pursuant to this prospectus.  The shares of common stock held by Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., Thyme Coinvest, LLC and their affiliates are freely tradeable.  If at any time they sell a large number of shares of our common stock, or a perception exists that such sales may occur, the increased number, or perceived potential increase, of shares of our common stock could cause the price to decrease due to increase or potential increase in supply.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of our common stock offered by the selling shareholders under this prospectus.

SELLING SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of December 19, 2011 with respect to each selling shareholder under this prospectus.  Unless otherwise indicated, we have been advised that each selling shareholder named in the table has sole voting and investment power with respect to all shares of common stock it owns.

Name of Selling Shareholder	Shares Owned Prior to the Offering	Shares that may be Offered Hereby	Shares Owned After the Offering(1)	Percentage of Shares Owned After the Offering

Green Equity Investors V, L.P.(2)	10,621,075	10,621,075	0	0%

Green Equity Investors Side V, L.P.(2)	3,185,980	3,185,980	0	0%

Thyme Coinvest, LLC(2)	102,802	102,802	0	0%

(1)          We assume that all of the shares of common stock offered under this prospectus are sold.

(2)          Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and Thyme Coinvest, LLC are affiliates of Leonard Green & Partners, L.P. and elected Jonathan D. Sokoloff and Jonathan A. Seiffer, both partners of Leonard Green & Partners, L.P., to serve as members of our board of directors on December 2, 2008. As of the date of this prospectus, Messrs. Sokoloff and Seiffer continue to serve as members of our board of directors. In addition to the shares shown in the table, Leonard Green & Partners, L.P. holds 1,140 restricted shares of our common stock and options to purchase 4,500 shares of our common stock and Messrs. Sokoloff and Seiffer each hold options to purchase 4,500 shares of our common stock. Taken together, these shares constitute less than 1% of our outstanding common stock.

DESCRIPTION OF THE COMMON STOCK

This description of our common stock is a summary of the material terms of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and applicable Texas law.  The descriptions do not restate those documents in their entirety.  We urge you to read our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws because they, and not this description, define your rights as holders of shares of our common stock.  We filed our Amended and Restated Articles of Incorporation as an exhibit to our Form 10-K for the period ended September 27, 2009, filed with the SEC on November 27, 2009.  We filed our Amended and Restated Bylaws as an exhibit to our Current Report on Form 8-K filed with the SEC on September 10, 2010. Copies of these documents are available as set forth below under “Where You Can Find Additional Information.”

Our authorized capital stock consists of 300,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, par value of $0.01 per share.  We may issue preferred stock from time to time in one or more series, without approval by holders of our common stock, when authorized by our board of directors. As of December 16, 2011 there were 179,842,139 shares of our common stock outstanding and no shares of preferred stock outstanding.

All of our outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable.

General

The shares of our common stock are neither redeemable nor convertible and do not include any sinking fund provisions.  Shares of our common stock do not carry any preemptive or subscription rights to purchase any of our securities.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of holders of shares of our common stock.

Dividends

Any determination to pay dividends on our common stock is at the discretion of our board of directors and depends on our earnings, financial condition, operating results, capital requirements, any contractual, regulatory or other restrictions on the payment of dividends and other factors that the board of directors deems relevant.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares offered by this prospectus or interests in the shares offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.  The selling shareholders may use one or more of the following methods when disposing of the shares offered by this prospectus or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of disposition; and

•                  any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares offered by this prospectus under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act by amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon our being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling shareholder and of the participating broker-dealer(s), (2) the number of securities involved, (3) the price at which such securities were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction.  In addition, upon our being notified in writing by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling shareholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares or interests in the shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of our common stock short and deliver these shares to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that, in turn, may sell these shares.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement  so indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale could be deemed to be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment) as such.

The selling shareholders may sell the shares on the open market at market prices in ordinary broker transactions or in negotiated transactions, and they may pay broker commissions in connection with such transactions. The selling shareholders and any broker-dealer executing sell orders on behalf of, or purchasing from, the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Commissions received by any such broker dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling shareholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, during such time as they may be engaged in a distribution of the shares, if applicable.  This regulation may affect the marketability of the shares.

We are required to pay all fees and expenses incident to the registration of the shares.  We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus (1) have been disposed of pursuant to and in accordance with the registration statement or in compliance with Rule 144 of the Securities Act or (2) are eligible to be sold by the holder of such shares without any volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act, bear no legend restricting the transfer thereof and bear an unrestricted CUSIP number (if then held in global form).

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Baker Botts L.L.P., Austin, Texas.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 25, 2011 and the effectiveness of our internal control over financial reporting as of September 25, 2011, as set forth in their reports, which are incorporated by reference in the registration statement of which this prospectus is a part. The financial statements audited by Ernst & Young LLP have been included in reliance on their report given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC.  This means that we can disclose important information to you by referring to another document filed separately with the SEC.  The information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents listed below:

1.               Our Annual Report on Form 10-K for the year ended September 25, 2011, filed with the SEC on November 23, 2011;

2.               Our Current Report on Form 8-K filed on November 2, 2011; and

3.               All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information and exhibits furnished and not filed with the SEC in accordance with SEC rules and regulations) from the date of this prospectus until the end of the offering of the shares sold pursuant to this prospectus.

Whole Foods Market, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be made by writing to us at Whole Foods Market, Inc., 550 Bowie Street, Austin, Texas 78703, Attention: Investor Relations Dept., or telephoning us at (512) 542-0204.

Any statements contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy these reports and other information we file with the SEC at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents by mail from the SEC reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These reports and other information are also filed by us electronically with the SEC and are available at the SEC’s website, www.sec.gov.

WHOLE FOODS MARKET, INC

Up to 13,909,857 Shares of Common Stock

December 20, 2011

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated, except for the SEC registration fee.

SEC registration fee	$0	(1)
Legal fees and expenses	15,000
Accounting fees	8,000
Miscellaneous expenses	2,000

Total	$25,000

(1)                                  Previously paid $6,250.02 that continues to apply to the shares covered by this registration statement under Rule 415(a)(6) of the Securities Act.

Item 15.    Indemnification of Directors and Officers

Title 1, Chapter 8 of the Texas Business Organizations Code (“TBOC”) and Article VII of our Amended and Restated Bylaws provide us with broad powers and authority to indemnify our directors and officers and to purchase and maintain insurance for such purposes.  Pursuant to such statutory and Bylaw provisions, we have purchased insurance against certain costs of indemnification that may be incurred by use and by our officers and directors.

Our Amended and Restated Articles of Incorporation provide that we will indemnify our directors and officers to the full extent permitted by applicable law and that no director shall be liable to us or our shareholders for monetary damages for an act or omission in his capacity as a director, except for liability resulting from (1) any breach of the director’s duty of loyalty to us or our shareholders, (2) acts or omissions not in good faith involving intentional misconduct or a knowing violation of law, (3) any transaction from which the director received an improper benefit, (4) an act or omission for which the liability of a director is expressly provided by law, or (5) an act related to an unlawful stock repurchase or repayment of a dividend.

We have also entered into indemnification agreement with each of our current directors and executive officers to indemnify them against liability arising out of the performance of their duties as director or officer. The indemnification agreements provide indemnification in addition to the indemnification provided by our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and applicable law and indemnify the directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding, including any action by or in the right of the Company arising out of his service to the Company or to any other entity to which he provides services at the Company’s request. Further, the Company agrees to advance expenses the director or officer may spend as a result of any proceeding against him as to which he could be indemnified.

The foregoing statements are subject to the detailed provisions of Chapters 7 and 8 of the TBOC, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and the indemnification agreements that we have entered into with our current directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits

Exhibit Number	Exhibits
3.1	Amended and Restated Articles of Incorporation of the Registrant, dated March 24, 2006 (1)
3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated April 13, 2009 (1)
3.3	Amended and Restated By-laws of the Registrant adopted September 8, 2010, effective January 1, 2011 (2)
4.1	Securities Purchase Agreement dated November 5, 2008, by and among Whole Foods Market, Inc., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and Thyme Coinvest, LLC(3)
4.2	Registration Rights Agreement dated December 2, 2008, by and among Whole Foods Market, Inc., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and Thyme Coinvest, LLC(3)
5.1	Opinion of Baker Botts L.L.P. (4)
23.1	Consent of Ernst & Young LLP (4)
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1) (4)
24.1	Power of Attorney (included on signature page of this Registration Statement) (4)

(1) Filed as an exhibit to Registrant’s Form 10-K for the period ended September 27, 2009 filed November 27, 2009 and incorporated herein by reference.

(2) Filed as an exhibit to Registrant’s Form 8-K filed September 10, 2010 and incorporated herein by reference.

(3) Filed as an exhibit to Registrant’s Form 8-K filed December 2, 2008 and incorporated by reference herein.

(4) Filed herewith.

Item 17.    Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin and State of Texas on the 20th day of December 2011.

WHOLE FOODS MARKET, INC.

By:	/s/ Glenda Flanagan
Glenda Flanagan, Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints John P. Mackey, Walter Robb and Glenda Flanagan, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below and on dates as indicated.

Name	Position	Date

/s/ John P. Mackey	Co-Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2011
John P. Mackey

/s/ Walter Robb	Co-Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2011
Walter Robb

/s/ Glenda Flanagan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2011
Glenda Flanagan

/s/ Dr. John B. Elstrott	Chairman of the Board	December 20, 2011
Dr. John B. Elstrott

/s/ Gabrielle E. Greene	Director	December 20, 2011
Gabrielle E. Greene

/s/ Hass Hassan	Director	December 20, 2011
Hass Hassan

/s/ Stephanie Kugelman	Director	December 20, 2011
Stephanie Kugelman

/s/ Blake Nordstrom	Director	December 20, 2011
Blake Nordstrom

/s/ Jonathan A. Seiffer	Director	December 20, 2011
Jonathan A. Seiffer

/s/ Morris J. Siegel	Director	December 20, 2011
Morris J. Siegel

/s/ Jonathan D. Sokoloff	Director	December 20, 2011
Jonathan D. Sokoloff

/s/ Dr. Ralph Z. Sorenson	Director	December 20, 2011
Dr. Ralph Z. Sorenson

/s/ William A. Tindell	Director	December 20, 2011
William A. Tindell